Exhibit 4.1

THE SECURITIES EVIDENCED BY THIS CERTIFICATE AND THE UNDERLYING SHARES OF COMMON STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

Warrant No. 34	Number of Shares: 1,412,500
(subject to adjustment)

Date of Issuance: June 28, 2013

TARGETED MEDICAL PHARMA, INC.

Common Stock Warrant

1.                  Targeted Medical Pharma, Inc. (the “Company”), for value received, hereby certifies that James Giordano, or his registered assigns (the “Registered Holder”), is entitled, subject to the terms of this Common Stock Warrant (the “Warrant”)  set forth below, to purchase from the Company, commencing on the latter of (i) six months from the date hereof and (ii) the date on which the Funding Amount is paid in full pursuant to the Workers Compensation Receivables Funding Assignment and Security Agreement (the “Agreement”) by and between the Company and the Registered Holder dated as of the date hereof (the “Exercise Date”), and ending on June 28, 2018 (the “Expiration Date”), 1,412,500 shares of the Company’s common stock at a per share exercisable price of $2.00 (the “Warrant Exercise Price”) subject to adjustment as set forth in Section 2. This Warrant is being issued by the Company to the Registered Holder in connection with the consulting agreement by and between the Registered Holder and the Company. All capitalized terms used and not defined herein shall have the meanings ascribed thereto in the Initial Agreement.

The shares of Common Stock purchasable upon exercise of this Warrant and the exercise price per share, as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the “Warrant Stock” and the “Exercise Price,” respectively.

1. Exercise.

(a) Method of Exercise. Subject to the provisions hereof (including, without limitation, Section 1(c) below, this Warrant may be exercised by the Registered Holder, in whole or in part, beginning on the Exercise Date and at any time prior to the Expiration Date, by (i) surrendering this Warrant, with the form appended hereto as Exhibit A duly executed by such Registered Holder, or by such Registered Holder’s duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate in writing prior to the date of such exercise, accompanied by payment in full of the Exercise Price payable with respect to the number of shares of Warrant Stock purchased upon such exercise, or (ii) by cashless exercise pursuant to Section 1(b) below. If exercised pursuant to subsection 1(a)(i), the Exercise Price must be paid by cash, check or wire transfer in immediately available funds.

(b) Cashless Exercise. Notwithstanding any other provision contained herein to the contrary, the Registered Holder may elect to receive, without the payment by the Registered Holder of the aggregate Exercise Price in respect of the shares of Common Stock to be acquired, shares of Common Stock of equal value to the value of this Warrant, or any specified portion hereof, by the surrender of this Warrant (or such portion of this Warrant being so exercised) together with a Cashless Exercise Election Notice, in the form annexed hereto as Exhibit B, duly executed, to the Company. Thereupon, the Company shall issue to the Registered Holder such number of fully paid, validly issued and nonassessable shares of Common Stock as is computed using the following formula:

X = Y (A - B)
A

where

X = the number of shares of Common Stock to which the Registered Holder is entitled upon such cashless exercise;

Y = the total number of shares of Common Stock covered by this Warrant for which the Registered Holder has surrendered purchase rights at such time for cashless exercise (including both shares to be issued to the Registered Holder and shares as to which the purchase rights are to be canceled as payment therefor);

A = the “Market Price” (as defined below) of one share of Common Stock as at the date the net issue election is made; and

B = the Warrant Exercise Price in effect under this Warrant at the time the cashless exercise election is made.

For the purposes of this Section 1(b), “Market Price” as of a particular date (the “Valuation Date”) shall mean the following: (a) if the Common Stock is then listed on a national stock exchange, the closing sale price of one share of Common Stock on such exchange on the last trading day prior to the Valuation Date; (b) if the Common Stock is then quoted on the Financial Industry Regulatory Authority, Inc.’s OTC Bulletin Board (the “Bulletin Board”) or such similar quotation system or association, the closing sale price of one share of Common Stock the Bulletin Board or such other quotation system or association on the last trading day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low asked price quoted thereon on the last trading day prior to the Valuation Date; or (c) if the Common Stock is not then listed on a national stock exchange or quoted on the Bulletin Board or such other quotation system or association, the fair market value of one share of Common Stock as of the Valuation Date, as determined in good faith by the Board of Directors of the Company and the Registered Holder. If the Common Stock is not then listed on a national securities exchange, the Bulletin Board or such other quotation system or association, the Board of Directors of the Company shall respond promptly, in writing, to an inquiry by the Registered Holder prior to the exercise hereunder as to the fair market value of a share of Common Stock as determined by the Board of Directors of the Company. In the event that the Board of Directors of the Company and the Registered Holder are unable to agree upon the fair market value in respect of subpart (c) of this paragraph, the Company and the Registered Holder shall jointly select an appraiser, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne equally by the Company and the Registered Holder. Such adjustment shall be made successively whenever such a payment date is fixed.

(c) Limitations on Exercises. Notwithstanding anything to the contrary contained in this Warrant, this Warrant shall not be exercisable by the Holder hereof to the extent (but only to the extent) that the Warrant Stock issuable on any exercise of this Warrant is in excess of the average trading daily volume of the Company’s common stock during the ten trading days prior to the date of exercise as reported on Bloomberg, To the extent the above limitation applies, the determination of whether this Warrant shall be exercisable or exchangeable (vis-à-vis other convertible, exercisable or exchangeable securities owned by the Holder or any of its Affiliates) and of which such securities shall be exercisable or exchangeable (as among all such securities owned by the Holder) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be

(d) Effective Time of Exercise. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company (the “Exercise Date”) as provided in this Section 1. At such time, the person or persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise as provided in Section 1(c) below shall be deemed to have become the holder or holders of record of the Warrant Stock represented by such certificates.

(e) Delivery to Holder. As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within five (5) business days thereafter (the “Warrant Stock Delivery Date”), the Company at its expense will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct:

(i) a certificate or certificates for the number of shares of Warrant Stock to which such Registered Holder shall be entitled, and

(ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock equal (giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Registered Holder upon such exercise as provided in Section 1(a) or Section 1(c) above.

2. Adjustments.

(a) Stock Splits and Dividends. If the outstanding shares of the Company’s Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Exercise Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Common Stock shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Exercise Price, the number of shares of Warrant Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Exercise Price in effect immediately prior to such adjustment, by (ii) the Exercise Price in effect immediately after such adjustment.

(b) Merger Sale, Reclassification, Etc. In case of any (i) consolidation or merger (including a merger in which the Company is the surviving entity), (ii) sale or other disposition of all or substantially all of the Company’s assets or distribution of property to shareholders (other than distributions payable out of earnings or retained earnings), or reclassification, change or conversion of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization on or after the date hereof, then and in each such case the holder of this Warrant, upon the exercise hereof at any time thereafter shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consolidation, merger, sale or other disposition, reclassification, change, conversion or reorganization, the stock or other securities or property to which such holder would have been entitled upon such consummation if such holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in Section 2(a) or 2(b); and in each such case, the terms of this Section 2 shall be applicable to the shares of stock or other securities properly receivable upon the exercise of this Warrant after such consolidation, merger, sale or other disposition, reclassification, change, conversion or reorganization.

(c) Adjustment Certificate. When any adjustment is required to be made in the Warrant Stock or the Exercise Price pursuant to this Section 2, the Company shall promptly mail to the Registered Holder a certificate setting forth (i) a brief statement of the facts requiring such adjustment, (ii) the Exercise Price after such adjustment and (iii) the kind and amount of stock or other securities or property into which this Warrant shall be exercisable after such adjustment.

3. Transfers.

(a) Unregistered Security. The holder of this Warrant acknowledges that this Warrant and the Warrant Stock have not been registered under the Securities Act and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Stock issued upon its exercise in the absence of (i) an effective registration statement under the Securities Act as to this Warrant or such Warrant Stock and registration or qualification of this Warrant or such Warrant Stock under any applicable U.S. federal or state securities law then in effect or (ii) an opinion of counsel, reasonably satisfactory to the Company, that such registration and qualification are not required. Each certificate or other instrument for Warrant Stock issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect.

(b) Transferability. Subject to the provisions of Section 4(a) hereof, this Warrant and all rights hereunder are transferable, in whole or in part, to (i) any entity controlling, controlled by or under common control of the Registered Holder, or (ii) to any other proposed transferee by surrendering the Warrant with a properly executed assignment (in the form of Exhibit B hereto) at the principal office of the Company.

(c) Warrant Register. The Company will maintain a register containing the names and addresses of the Registered Holders of this Warrant. Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if this Warrant is properly assigned in blank, the Company may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary. Any Registered Holder may change such Registered Holder’s address as shown on the warrant register by written notice to the Company requesting such change.

4. No Impairment. The Company will not, by amendment of its certificate of incorporation or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

5. Termination. This Warrant (and the right to purchase securities upon exercise hereof) shall terminate on the Expiration Date.

6. Notices of Certain Transactions. In case:

(a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

(b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company, or

(c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up) are to be determined.Failure to send such notice shall not invalidate any such action

7. Reservation of Stock. The Company covenants that it shall at all times have authorized, reserve and keep available, solely for the issuance and delivery upon the exercise of this Warrant, such shares of Warrant Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant. The Company covenants that all Warrant Stock that may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue). The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant by the Holder. The Company will take all such reasonable action as may be necessary to assure that such Warrant Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the OTC Bulletin Board, exchange, trading market or other inter-dealer electronic quotation system upon which the Common Stock may be listed.

8. Exchange of Warrants. Upon the surrender by the Registered Holder of any Warrant or Warrants, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions hereof, issue and deliver to or upon the order of such Registered Holder, at the Company’s expense, a new Warrant or Warrants of like tenor, in the name of such Registered Holder or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

9. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

10. Piggyback Registration Rights. If the Company proposes to register any of its Common Stock either for its own account or the account of a security holder:

(a) The Company shall use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance) all how many is that the underlying shares of Common Stock to be issued under this Warrant.

(b) All registration expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 10(a) hereof, shall be borne by the Company.

(c) Notwithstanding the foregoing, if the managing underwriter of any such offering determines that the number of shares proposed to be sold by the Company, by other shareholders having piggy-back rights, and/or by the Holder is greater than the number of shares which the underwriter believes feasible to sell at the time, at the price and upon the terms approved by the Company, then the number of shares which the underwriter believes may be sold shall be allocated for inclusion in the registration statement in the following order of priority: (i) shares being offered by the Company; and (ii) pro rata among the other shareholders and the Holder, based on the number of shares of Common Stock each shareholder requested to be registered. The Company shall have the right to designate the managing underwriter in respect of a public offering pursuant to this Section 10.Except out offerings that contractually not permit piggybacks

11. Notices. Any notice required or permitted by this Warrant shall be in writing and shall be deemed duly given upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or 48 hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, addressed (a) if to the Registered Holder, to the address of the Registered Holder most recently furnished in writing to the Company and (b) if to the Company, to the address set forth on the signature page of this Warrant or as subsequently modified by written notice to the Registered Holder.

12. No Rights as Stockholder. Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

13. No Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise hereunder. In lieu of any fractional shares which would otherwise be issuable, the Company shall round the amount of Warrant Stock issuable to the nearest whole share.

14. Amendment or Waiver. Any term of this Warrant may be amended or waived upon written consent of the Company and the Registered Holder.

15. Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

16. Governing Law. This Warrant and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

17. Representations and Covenants of the Holder. This Warrant has been entered into by the Company in reliance upon the following representations and covenants of the Registered Holder:

(a) Investment Purpose. The Registered Holder is acquiring the Warrant and the Common Stock issuable upon exercise of the Warrant for its own account, not as a nominee or agent and with no present intention of selling or otherwise distributing any part thereof.

(b) Private Issue. The Registered Holder understands: (i) that neither the Warrant nor the Warrant Stock is, nor will be, registered under the Securities Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant will be exempt from the registration and qualifications requirements thereof pursuant to Section 4(2) of the Securities Act and any applicable state securities laws, and (ii) that the Company’s reliance on such exemption is predicated on the representations set forth in this Section 17.

(c) Disposition of Holder’s Rights. In no event will the Registered Holder make a disposition of the Warrant or the Common Stock issuable upon exercise of the Warrant in the absence of (i) an effective registration statement under the Securities Act as to this Warrant or such Warrant Stock and registration or qualification of this Warrant or such Warrant Stock under any applicable U.S. federal or state securities law then in effect or (ii) an opinion of counsel, reasonably satisfactory to the Company, that such registration and qualification are not required. Notwithstanding the foregoing, the restrictions imposed upon the transferability of any of its rights to acquire Common Stock or Common Stock issuable on the exercise of such rights do not apply to transfers from the beneficial owner of any of the aforementioned securities to its nominee or from such nominee to its beneficial owner, and shall terminate as to any particular share of Common Stock when (i) such security shall have been effectively registered under the Securities Act and sold by the holder thereof in accordance with such registration or (ii) such security shall have been sold without registration in compliance with Rule 144 under the Securities Act, or (iii) a letter shall have been issued to the Registered Holder at its request by the staff of the Securities and Exchange Commission or a ruling shall have been issued to the Registered Holder at its request by the Securities and Exchange Commission stating that no action shall be recommended by such staff or taken by the Securities and Exchange Commission, as the case may be, if such security is transferred without registration under the Securities Act in accordance with the conditions set forth in such letter or ruling and such letter or ruling specifies that no subsequent restrictions on transfer are required. Whenever the restrictions imposed hereunder shall terminate, as hereinabove provided, the Registered Holder or holder of a share of common stock then outstanding as to which such restrictions have terminated shall be entitled to receive from the Company, without expense to such holder, one or more new certificates for the Warrant or for such shares of Common Stock not bearing any restrictive legend.

(d) Financial Risk. The Registered Holder has such business and financial experience as is required to give it the capacity to protect its own interests in connection with its investment.

(e) Accredited Investor. The Registered Holder is an “accredited investor” as defined by Rule 501 of Regulation D under the Securities Act, as presently in effect.

18. Representations and Warranties of the Company. This Warrant has been entered into by the Registered Holder in reliance upon the following representations and covenants of the Company:

(a) Authorization. The Warrant has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

(b) Valid Issuance. The Warrant Stock is duly authorized and reserved for issuance, and when issued, sold and delivered in accordance with the terms of this Warrant will be duly and validly issued, fully paid and nonassessable.

(c) No Conflict. The execution and delivery of this Warrant do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, breach or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit, under, any provision of the Certificate of Incorporation or bylaws of the Company, any material agreement of the Company filed with the Commission, or any order, decree, statute, law, ordinance, rule, listing requirement or regulation applicable to the Company, its properties or assets, which conflict, violation, default or right would have a material adverse effect on the business, properties, prospects, financial condition or operations of the Company.

19. Counterparts. This Warrant may be executed in counterparts, and each such counterpart shall be deemed an original for all purposes.

[SIGNATURES TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Warrant as of the date first above written.

TARGETED MEDICAL PHARMA, INC.

By

Name:	David Silver

Title:	Vice President and COO

REGISTERED HOLDER

JAMES N. GIORDANO

By

Name:	James N. Giordano

Address:	316 Greenway Road
Ridgewood, NJ 07450

Exhibit A

WARRANT EXERCISE FORM

The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing ______ shares of Common Stock of Targeted Medical Pharma, Inc., a Delaware corporation, and hereby makes payment of $___________ in payment therefore, all in accordance with the terms and conditions of the Warrant dated December 19, 2012????.

Name: ______________________________________

Signature: ___________________________________

Signature of joint holder (if applicable): _____________________________________________

Date: ___________________

INSTRUCTIONS FOR ISSUANCE OF STOCK

(if other than to the registered holder of the within Warrant)

Name: ______________________________________

Address: _____________________________________________________________________

Social Security or Taxpayer Identification Number of Recipient: _________________________

Exhibit B

CASHLESS EXERCISE ELECTION NOTICE

The undersigned hereby elects under Section 1(b) of this Warrant to surrender the right to purchase [____________] shares of Common Stock of Targeted Medical Pharma, Inc., a Delaware corporation, pursuant to this Warrant and hereby requests the issuance of [_____________] shares of Common Stock. The certificate(s) for the shares issuable upon such net issue election shall be issued as follows:

Name: ______________________________________

Signature: ___________________________________

Signature of joint holder (if applicable): _______________________________________

Date: ___________________

INSTRUCTIONS FOR ISSUANCE OF STOCK

(if other than to the registered holder of the within Warrant)

Name: ______________________________________

Address: _____________________________________________________________________

Social Security or Taxpayer Identification Number of Recipient:___________________

Exhibit C

ASSIGNMENT FORM

FOR VALUE RECEIVED, _____________________ hereby sells, assigns and transfers unto _______________________ the right to purchase Common Stock of Targeted Medical Pharma, Inc., a Delaware corporation, represented by this Warrant to the extent of shares as to which such right is exercisable and does hereby irrevocably constitute and appoint ______________________, Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

Date: __________

Signature: ______________________________________

Signature of joint holder (if applicable):

_____________________________________________